SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934

[X]       Filed by the Registrant
[ ]       Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         TSET, INC.
      (Name of Registrant as Specified in Its Charter)

             Commission File Number:  000-30191

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which
          transaction applies: _________________
     2)   Aggregate number of securities to which
          transaction applies: _________________
     3)   Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule
          0-11 (Set forth the amount on which the filing fee
          is calculated and state how it was determined):
          ___________________________
     4)   Proposed maximum aggregate value of transaction:
          _____________
     5)   Total fee paid:
          ___________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:______________________________________
     2)   Form, Schedule or Registration Statement No.:____________________
     3)   Filing Party:_______________________________________________
     4)   Date Filed:________________________________________________

                            TSET, Inc.
                 Two Centerpointe Drive, Suite 580
                       Lake Oswego, OR 97035

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON DECEMBER 15, 2000


       The Annual Meeting of Stockholders (the "Annual Meeting") of TSET,Inc., a Nevada corporation (the"Company"), will be held at the Harbor Club, 777 108th Avenue N.E., Suite 2500, Bellevue, Washington 98004, at 9:00 a.m., local time, on Friday, December 15, 2000, for the following purposes:

     (1)   To elect four (4) directors.

     (2) To ratify the selection of Grant Thornton LLP as independent accountants for the fiscal year ended June 30, 2000.

     (3) To act upon such other business as may properly come before the Annual Meeting.

     Only holders of record of shares of the Company's common stock at the close of business on November 22, 2000 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date, and promptly return your Proxy to the Company. Your cooperation in signing and returning the Proxy will help avoid further solicitation expense.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Jeffrey D. Wilson
                         Chairman and Chief Executive Officer


November 27, 2000
Lake Oswego, Oregon

                         TSET, INC.
              Two Centerpointe Drive, Suite 580
                    Lake Oswego, OR 97035

                       PROXY STATEMENT

               ANNUAL MEETING OF STOCKHOLDERS
               TO BE HELD ON DECEMBER 15, 2000

     This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by and in behalf of the Board of Directors of TSET, Inc., a Nevada corporation (the "Company"), for their use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Harbor Club, 777 108th Avenue N.E., Suite 2500, Bellevue, Washington 98004, on Friday, December 15, 2000, at 9:00 a.m. local time, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of Proxy, together with a copy of the Company's annual report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Securities and Exchange Commission on October 24, 2000, are first being mailed to Stockholders on or about November 27, 2000. The cost of soliciting proxies for the Annual Meeting is being borne by the Company.

      The close of business on November 22, 2000 has been fixed as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. As of the Record Date, there were 29,097,801 shares of the Company's common stock, par value $0.001 per share, issued and outstanding and entitled to vote at the Annual Meeting.

      The presence, in person or by proxy, of a majority of the total outstanding shares of common stock on the Record
Date  is  necessary  to constitute a quorum  at  the  Annual
Meeting.

      Each share is entitled to one vote on all issues requiring a Stockholder vote at the Annual Meeting. Each nominee for Director named in item 1 of the accompanying
Notice must receive a majority of the common stock votes cast in person or by proxy in order to be elected. Stockholders may not cumulate their votes for the election of Directors.

      The affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of item 2 set forth in the accompanying Notice.

      All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares represented by such proxies will be voted (A) FOR THE ELECTION OF THE DIRECTOR NOMINEES

NAMED HEREIN AND (B) FOR THE RATIFICATION OF GRANTTHORNTON LLP AS
INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED JUNE 30, 2000.

      The Board of Directors is unaware of any other matters to be presented for action at the Annual Meeting; however, if any other matter is properly presented at the Annual Meeting, the persons named in the enclosed Proxy intend to vote in accordance with their best judgment on such matters.

      The enclosed Proxy, even though executed and returned to the Company, may be revoked at any time prior to the voting thereof by (a) execution and submission of a revised proxy, (b) written notice to the Company's Secretary, or (c) voting in person at the Annual Meeting.

Item 1 - ELECTION OF FOUR DIRECTORS FOR THE ENSUING YEAR

Nominees for Directors

      The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the Annual Meeting and any adjournments thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. All the nominees are presently members of the Board of Directors. Each duly elected Director will hold office until his successor shall have been elected and qualified.

      Unless otherwise instructed or authority to vote is withheld, the enclosed Proxy for the election of the Board of Directors will be voted FOR election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote FOR the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

     Jeffrey D. Wilson, 45, was appointed Chairman and Chief
Executive  Officer of the Company on April  20,  1999.   Mr.
Wilson   has   had   extensive  international   transactions
experience in Asia, Europe, Latin America, Africa, and the U.S., having represented clients in a wide range of joint venture, corporate finance, public and private securities,
regulatory,   asset   acquisition,  licensing,   investment,
technology, mergers and acquisitions, leveraged buy-out, and other transactions, and has assisted clients in gaining
access   to  foreign  markets  and  in  government  lobbying
activities.  Mr. Wilson speaks Japanese fluently.  From 1992-
1999,   Mr.   Wilson  maintained  a  private   international
consulting practice for select clients and engaged in entrepreneurial ventures. From 1990-1992, he served as international legal advisor for GGS Co., Ltd., a Tokyo-based Japanese investment company (and including its Hong Kong, Australian, Canadian, and U.S.

affiliates), having primary responsibility for its international projects. From 1982-1990, he engaged in the private practice of law. Mr. Wilson received a B.A. from Brigham Young University in 1979 and a J.D. from the University of Kansas in 1982, where he was also associate editor of the Kansas Law Review and president of the International Law Society.

      Charles D. Strang, 79, has served as a director of the Company since September 2000. Mr. Strang was named national commissioner of NASCAR (National Association for Stock Car Racing) in 1998 and continues to serve in that capacity. In 1989 Mr. Strang received President Bush's American Vocation Success Award; in 1992 was elected to the Hall of Fame of the National Marine Manufacturers Association; in 1990 was awarded the Medal of Honor of the Union for International Motorboating; and is a life member of the Society of Automotive Engineers. He also currently serves as a director of the American Power Boat Association (the U.S. governing body for powerboat racing) and senior vice president of the Union for International Motorboating (the world governing body for powerboat racing, with approximately 60 member nations). He joined Outboard Marine Corporation ("Outboard Marine") as director of marine engineering in 1966, and retired as chief executive office in 1990 and as chairman in 1993 after a more than 40-year career in the marine industry. Mr. Strang's accomplishments during this period include the invention of the modern-day stern-drive (inboard/outboard) power system, the evolution of high horsepower outboard motors, dozens of patents in the field of engine design, marine propulsion devices, and powerboats, and the movement of the marine industry to vertically integrate engine manufacturers with boat builders; these efforts have accelerated the consolidation of the marine industry and the trend to "packaged" boat and motor marketing. Under his leadership, Outboard Marine was transformed into a vertically-integrated producer of complete, factory-rigged and -powered boats; his engineering and management leadership has had a lasting, substantial influence on the marine industry. Mr. Strang graduated with a degree in mechanical engineering from Polytechnic University in 1943 and worked for several years in the aerospace industry (including research and testing projects on aircraft engines) and served on the mechanical engineering staff of Massachusetts Institute of Technology. He spent 13 years with Kiekhaefer Corporation (manufacturer of Mercury outboard motors), rising from director of research to executive vice president, and was also proprietor of U.S. Executives, Inc., a management consulting firm, and Hydro-Mechanical Development, an engineering firm.

      Richard F. Tusing, 43, has served as a director of the Company since October 2000, having been appointed to fill the vacancy resulting from the resignation of Weijing Li.
Mr. Tusing has had extensive experience in developing new enterprises, negotiating the licensing of intellectual property rights, and managing technical and financial organizations, and has more than 20 years of business development, operations, and consulting experience in the technology and telecommunications industries. He has spent four years in executive management with several emerging technology companies, 14 years in various managerial and executive positions with MCI Communications Corporation ("MCI"), and three additional years in managerial consulting. While acting as an independent management consultant from 1996 to the present, Mr. Tusing's experience with emerging technology companies includes serving as chief executive officer and chief technology officer for Avalon Media Group (a turnkey advertising services company); primary responsibility for technology planning, licensing, and strategic technology architecture relationships for ICU, Inc. (a mobile video conferencing company); and executive vice president, chief technology officer, and director of Entertainment Made Convenient
(Emc3) International, Inc. (a video and data downloading services company). Through his private consultancy, Mr. Tusing provides, among other things, managerial, financial planning, technical, and strategic planning services. From 1982-1996, Mr. Tusing held multiple managerial and executive positions with MCI. From 1994-1996, he served as MCI's director of strategy and technology, managing MCI's emerging technologies division (having primary responsibility for evaluating, licensing, investing in, and acquiring third-party technologies deemed of strategic importance to MCI), and also oversaw the development of several early-stage and venture-backed software and hardware companies; in this capacity, Mr. Tusing managed more than 100 scientists and engineers developing state-of-the-art technologies. From 1992-1994, Mr. Tusing founded MCI Metro, MCI's entree into the local telephone services business and, as MCI Metro's managing director, managed telecommunications operations, developed financial and ordering systems, and led all efforts in designing its marketing campaigns. From 1990-1992, he served as director of finance and business development for MCI's western region, overseeing $1,000,000,000 in annual revenue and a $90,000,000 operating budget. From 1982-1990, Mr. Tusing held other management and leadership positions within MCI, including service as MCI's Pacific division's regional financial controller, manager of MCI's western region's information technology division, and led MCI's national corporate financial systems development organization. Mr. Tusing received B.S. degrees in business management and psychology from the University of Maryland in 1979.

     Daniel R. Dwight, 40, has extensive experience in private equity and operations in a wide variety of high
growth  and  core  industrial  businesses.   Mr.  Dwight  is
currently an independent management consultant who  provides
business   development,   strategic  consulting,   financial
planning,   merchant  banking,  and  operational   execution
services to a wide range of clients. Prior to starting his consulting practice, Mr. Dwight spent 17 years with General Electric including 10 years of operations, manufacturing, and business development experience with GE's industrial businesses, and seven years of international investment and
private  equity  experience with GE  Capital.   He  has  had
responsibility  for  over  a  $1  billion  in   merger   and
acquisition  and private equity transactions  at  GE.   Most
recently,  Mr. Dwight initiated GE Capital's  entry  in  the
Asia  private  equity market.  Between 1995  and  1999,  the
Asian equity portfolio grew to include consolidations, leveraged buyouts, growth capital and minority investments in diverse industries, including information technology, telecommunications services, consumer products, services and distribution, and contract manufacturing. Mr. Dwight led
deal   teams  with  responsibility  for  the  execution   of
transactions,   monitoring  of   portfolio   companies   and
realization of investments.  Since 1982, Mr. Dwight has held other  leadership positions domestically and internationally with GE Capital, as well as senior positions with GE Corporate Business Development (1989-1992) and GE Corporate
Audit  Staff  (1984-1987).   His  responsibilities  included
identifying, analyzing and implementing
reorganizations, restructurings, consolidating acquisitions,
and divestitures of GE businesses.   He also had responsibility
for the development of new business ventures and commercialization of new technologies strategic to GE's industrial businesses.
Mr. Dwight holds an MBA in Finance and Marketing with Honors from The University of Chicago in 1989 and a B.S. in Accounting with Honors from the University of Vermont in 1982.

Executive Officers

      In addition to Mr. Wilson, who is an executive officer
of   the  Company,  Richard  A.  Papworth  serves  as  Chief
Financial  Officer, Erik W. Black serves as  Executive  Vice
President - Business Development, of the Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

      Jeffrey D. Wilson is the only director who is also  an
executive  officer  of  the Company.   There  is  no  family
relationship between or among any of the Company's directors and executive officers.

      The Board of Directors held no meetings during the fiscal year ended June 30, 2000, but took action by unanimous written consent during that period.

     As of the date of this Proxy Statement, the Company has not constituted any nominating or other committees of the Board of Directors. All director nominees were selected by the entire Board of Directors.

      The officers or directors of the Company inadvertently failed to file in a timely manner Forms 3, 4, or 5 as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended June 30, 2000. Jeffrey D. Wilson, the Company's chairman and chief executive officer, and Richard A. Papworth, the Company's chief financial officer, have each since filed Form 3 with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

      The following summarizes compensation paid to each of the named executive officers of the Company for the fiscal year ended June 30, 2000:

                 SUMMARY COMPENSATION TABLE

                          Annual Compensation            Long-term Compensation
                                                              Restricted   All
                                                 Other        Stock        Other
Name and Principal      Fiscal Salary Bonus   Compensation    Awards       Compensation
Position                 Year  $      $       $               $            $
(a)                      (b)   (c)    (d)     (e)             (f)          (i)

Jeffrey D. Wilson,
Chairman of the
Board of Directors
and Chief
Executive Officer       2000 155,000 30,000   2,670        700,000        528,497

Richard A. Papworth,
Chief Financial Officer 2000 10,000  0        0             47,230      1,027,732

Erik W. Black,
Executive Vice
President - Business
Development             2000  4,167  0    4,500                  0              0

_________________________________

(c) Salary

     1. Mr. Wilson's $155,000 salary consisted of ten months at $12,500 and two months at $15,000. Mr. Wilson deferred all salary during fiscal year 2000 and is entitled to receive 12% annual interest on all deferred amounts.

     2. Mr. Papworth joined the Company in May 2000. He is compensated $120,000 annually, of which $10,000 was received in fiscal year 2000.

     3. Mr. Black joined the Company in May 2000. He is compensated $100,000 annually, of which $4,167 was received in fiscal year 2000.

(d) Bonus

     1. Under the terms of his employment agreement, Mr. Wilson was to receive a cash bonus of $30,000 on or before May 1, 2000; however, Mr. Wilson deferred his cash bonus during fiscal year 2000 and is entitled to receive 12% annual interest on all deferred compensation.

(e) Other Compensation

     1. Mr. Wilson is entitled to an automobile allowance of $1,000 per month, of which $2,670 was received in fiscal year 2000.

     2. Mr. Black is entitled to an automobile allowance of $500 per month, and a one-time relocation allowance of $5,000, of which $0 and $4,500 was received, respectively, in fiscal year 2000.

(f) Restricted Stock Awards

     1. As a signing bonus to his employment agreement, Mr. Wilson's nominee, The Pangaea Group LLC, received 1,000,000 restricted shares of the Company's common stock. Such stock vested at a rate of 100,000 shares per month over a 10-month period; 700,000 shares vested during fiscal year 2000. The $700,000 value is obtained by multiplying the vested shares with the closing market price of the Company's unrestricted common stock ($1.00 per share) on the date such shares were granted (April 20, 1999). Notwithstanding the above calcula tion,the Company expensed such stock transaction at a value of $300,000, or $0.30 per share.

       At June 30, 2000, Mr. Wilson owns or has the right to own 1,301,332 restricted shares of the Company's common stock (1,000,000 issued and outstanding as of such date, 201,322 restricted shares authorized (but not yet issued) to prevent dilution of Mr. Wilson's 3.98% ownership interest in the Company, and 100,000 restricted shares authorized (but not yet issued) as compensation for his service as the chairman of the Company's board of directors) with an aggregate market value of $3,415,997 (calculated by multiplying the closing market price of the Company's unrestricted common stock on June 30, 2000 ($2.625 per share) by 1,301,332).

     2. As a signing bonus to his employment agreement, Mr. Papworth received 14,815 restricted shares of the Company's common stock. The $47,230 value is deter mined by multiplying the number of such shares with the closing market price of the Company's unrestric ted common stock ($3.188 per share) on the date such shares were granted(May 19,2000). The Company expensed the transaction at a value of $50,000, or $3.374 per share.

          At June 30, 2000, Mr. Papworth owns or has the right to own 406,332 restricted shares of the Company's common stock (14,815 shares issued and outstanding, and 391,517 shares authorized (but not yet issued) to prevent dilution of Mr. Papworth's 1.25% ownership interest in the Company with an aggregate market value of $1,066622 (calculated by multiplying the closing market price of the Company's unre stricted common stock on June 30, 2000 ($2.625) by 406,332).

(i) All Other Compensation

     1. The $528,497 value is obtained by multiplying the closing market price of the Company's common stock on June 30, 2000 ($2.625) by the 201,332 shares that accrued (but are not yet issued) in accordance with Mr. Wilson's employment agreement, whereby he maintains ownership of 3.98% of the Company's issued and outstanding common stock.

     2. The $1,027,732 value is obtained by multiplying the closing market price of the Company's common stock on June 30, 2000 ($2.625) by the 391,517 shares that accrued (but are not yet issued) in accordance with Mr. Papworth's employment agreement, whereby he maintains ownership of 1.25% of the Company's issued and outstanding common stock.

Employment Agreements

           The employment agreement of Jeffrey D. Wilson, the Company's chairman and chief executive officer, is effective as of April
       20, 1999 and continues for an "evergreen" term of five years unless Mr. Wilson provides at least 60 days' prior written notice of his resignation. Such agreement provides for base cash compen sation during the first 12-month period in the amount of $12,500 per month, plus a cash bonus in the amount of $30,000 to be paid in one lump sum on or before May 1, 2000. During the second 12-month period, Mr. Wilson's base cash compensation increases to $15,000 per month, and during the third 12-month period such base cash compensation increases to $20,000 per month. Mr. Wilson has deferred all cash and bonus compensation from April 1999 through August 2000; however, commencing in September 2000, Mr. Wilson began receiving cash compensation in the amount of $17,500 per month, approved by the Board of Directors, in consideration of his previous deferral of such compensation. The Company is obligated to pay interest at the rate of 12% annually on all compensation deferred by Mr. Wilson until all such amounts have been paid in full. Mr. Wilson's nominee, The Pangaea Group, LLC ("Pangaea"), received a signing bonus of 100,000 fully vested and non-forfeitable restricted shares of the Company's common stock; Pangaea received an additional 900,000 restricted shares of the Company's common stock, which vested at the rate of 100,000 shares per month over the 9-month period following Mr. Wilson's acceptance of the terms of his employment agreement. As of the date of this Proxy Statement, all such shares are fully vested and have been accounted for in the Company's financial books. Mr. Wilson's then-existing percentage share ownership in the Company (approximately 3.98% of the Company's issued and outstanding shares as of the date of his employment agreement) is not subject to dilution during any period of his employment. Accordingly, the Company shall, from time to time, issue such additional shares of common stock as may be necessary to prevent such dilution from occurring. As of the date of this Proxy Statement, no such additional shares have yet been issued, but the Company remains obligated to do so. Mr. Wilson will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment; however, as of the date of this Proxy Statement, the Company has not adopted or implemented any such plans. Mr. Wilson has "piggyback" registration rights with respect to all restricted shares owned by him, as well as "demand" registration rights with respect thereto exercisable two times during each 5-year term of his employment. The cost of exercising such piggyback and demand registration rights shall be borne by the Company. As of the date of this Proxy Statement, Mr. Wilson has not exercised such registration rights. Mr. Wilson is entitled to be indemnified, defended, and held harmless by the Company from and against any and all costs, losses, damages, penalties, fines, or expenses (including, without limitation, reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by him in any manner in connection with his service as the Company's chairman and chief executive officer.

             Richard A. Papworth, the Company's chief financial officer, has an employment agreement effective as of May 19, 2000, which continues for an "evergreen" term of two years, unless Mr. Papworth provides at least 90 days' prior written notice of his resignation. Mr. Papworth's employment agreement provides for base cash compensation in the amount of $10,000 per month, a signing bonus of $50,000 worth of fully vested and non-forfeitable restricted shares of the Company's common stock, plus a year-end bonus payable in cash and additional shares, in a "blended" amount to be determined. Mr. Papworth will be entitled to fully participate in any and all 401(k), stock option, stock bonus, savings, profit-sharing, insurance, and other similar plans and benefits of employment; however, as of the date of this Proxy Statement, the Company has not adopted or implemented any such plans. Mr. Papworth is entitled to be indemnified, defended, and held harmless by the Company from and against any and all costs, losses, damages, penalties, fines, or expenses (including, without limitation, reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by him in any manner in connection with his service as the Company's chief financial officer.

             As of the date of this Proxy Statement, the Company has not entered into a written employment agreement with Erik W. Black, executive vice president - business development. Information regarding Mr. Black's compensation is set forth elsewhere in this Proxy Statement.

Executive Severance Agreements

               The employment agreement of Jeffrey D. Wilson, the Company's chairman and chief executive officer, provides that upon the occurrence of any "change of control transaction" (as defined therein), any shares of the
         Company's common stock to which Mr. Wilson is entitled through any directors' compensation, stock option, or other stock ownership plan shall immediately vest and, if such transaction results in termination of his employment, Mr. Wilson will be entitled to receive all the compensation and benefits of employment that he would have received for the full term of his employment but for such termination (i.e., given the 5-year "evergreen" term of his employment, Mr. Wilson would therefore receive five years' worth of such compensation), the immediate vesting of shares in any stock option or other stock ownership plan, and the immediate vesting of all matching contributions made by the Company in any 401(k), savings, profit-sharing, or other similar plan or benefit program (such entitlement also applies in the event of any termination of Mr. Wilson's employment for reasons other than certain "termination events" described in his employment agreement). For purposes of Mr. Wilson's employment agreement, a change in control transaction is defined as a merger, sale, share exchange, consolidation, change of control, or other acquisition of the Company.

            The employment agreement of Richard A. Papworth, the Company's chief financial officer, provides that upon the occurrence of any transaction involving a change of control of the Company pursuant to which his employment is terminated, any shares of the Company's common stock to which Mr. Papworth is entitled through any stock option or other stock ownership plan shall immediately vest and Mr. Papworth will be entitled to receive all the compensation and benefits of employment that he would have received for the full term of his employment but for such termination (i.e., given the 2-year "evergreen" term of his employment, Mr. Papworth would therefore receive two years' worth of such compensation), the immediate vesting of shares in any stock option or other stock ownership plan, and the immediate vesting of all matching contributions made by the Company in any 401(k), savings, profit-sharing, or other similar plan or benefit program.

            As of the date of this Proxy Statement, the Company has not adopted any separate executive severance agreements.

Director Compensation

          The Company's bylaws provide that, by resolution of the board of directors, each director may be reimbursed their expenses of attendance at meetings of the Board of Directors; likewise, each director may be paid a fixed sum or receive a stated salary as a
        director.   As  of  the  date of this  Proxy  Statement,  no
        director  receives  any  salary  or  other  form   of   cash
        compensation  for  such  service; however,  Messrs.  Wilson,
        Strang,  Tusing,  and  Dwight  are  entitled   to   receive
        restricted shares of the Company's common stock, either granted or in the form of options (to be determined), as compensation for their services as members of the Board of
        Directors.   As  of  the date of this Proxy  Statement,  Mr.
        Wilson is entitled to receive 100,000 shares and Messrs. Strang, Tusing, and Dwight are each entitled to receive 50,000 shares, of the Company's common stock as such
        compensation.   No  director is precluded from  serving  the
        Company in any other capacity and receiving compensation from the Company in connection therewith.

Stock Option Plans

             As of the date of this Proxy Statement, the Company has not adopted or implemented any stock option plan, but intends to do so in the near future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table presents certain information regarding the beneficial ownership of all shares of common stock at November 22, 2000 for each executive officer and director of the Company and for each person known to the
        Company   who  owns  beneficially  more  than  5%   of   the
        outstanding shares of the Company's common stock. The percentage ownership shown in such table is based upon the 29,097,801 common shares issued and outstanding at November 22, 2000 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully diluted basis showing all authorized (equaling 32,898,107) but unissued (equaling 3,800,306) shares of the Company's common stock at November 22, 2000 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.


Name and           Number of     Percent               Percent of
Address of         Shares of     of                    Class
Directors and      Common        Class      Fully      after
Officers           Stock                  Diluted     Dilution

Jeffrey D. Wilson  1,000,000 (1) 3.44%    1,301,332 (1)  3.95%
Two Centerpointe
DriveSuite 580
Lake Oswego, Oregon
97035

Charles D. Strang      0          0       50,000 (2)     0.15%
Two Centerpointe
Drive, Suite 580
Lake Oswego, Oregon
97035

Richard F. Tusing      0          0       50,000 (2)    0.15%
Two Centerpointe
Drive, Suite 580
Lake Oswego, Oregon
97035
                                 12

Daniel R. Dwight                          50,000 (2)    0.15%
Two Centerpointe
Drive, Suite 580
Lake Oswego, Oregon
97035

Richard A. Papworth  14,815     0.05%    406,332 (3)    1.24%
Two Centerpointe
Drive, Suite 580
Lake Oswego, Oregon
97035

Erik W. Black          0          0      122,699        0.37%
Two Centerpointe
Drive, Suite 580
Lake Oswego, Oregon
97035

DIRECTORS AND      1,014,815   3.49%    1,980,363      6.02%
OFFICERS AS A
GROUP: SIX PERSONS

             (1) The 1,000,000 shares are owned of record by The Pangaea Group, LLC; of which, Mr. Wilson is the principal owner. The fully diluted 1,301,332 shares represent Mr. Wilson's right to receive an additional 100,000 restricted shares (annually) in consideration for his service as chairman of the Board of Directors and 201,000 restricted shares to maintain his 3.98% nondilutible stock ownership in the Company.

                (2) Mr. Strang, Mr. Tusing and Mr. Dwight are each entitled to receive 50,000 restricted shares (annually) in consideration for their services as a members of the Board of Directors.

             (3) The fully diluted 391,517 shares represent Mr. Papworth's right to receive an additional 376,702 restricted shares to maintain his 1.25% nondilutible stock ownership in the Company.

       Management of the Company is unaware of any arrangement or understanding that may, at a subsequent date, result in a change of control of the Company.

Certain Relationships and Related Transactions

             Management believes that all prior related party transactions have been entered into upon terms no less favorable to the Company than those that could be obtained from unaffiliated third parties. Management's reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

             In connection with his employment agreement, Jeffrey D. Wilson's nominee, Pangaea, received a signing bonus of 100,000 restricted shares of the Company's common stock; such shares were fully vested and non-forfeitable upon
       issuance.   In  addition,  Pangaea  received  an  additional
       900,000 restricted shares of the Company's common stock, vesting at the rate of 100,000 shares per month over the 9-month period ended January 2000. As of the date of this Proxy Statement, all such shares are fully vested and have been accounted for in the Company's financial books.

          On August 11, 2000, the Company entered into a Finders Agreement with Richard F. Tusing and Daniel R. Dwight, pursuant to which Messrs. Tusing and Dwight will introduce the Company to prospective investors and brokers that would thereafter make similar introductions, and otherwise assist the Company in corporate finance matters. The Company approved the list of prospective investors and brokers provided by Messrs. Tusing and Dwight contemporaneously with the execution and delivery of the Finders Agreement. The Company will pay to Messrs. Tusing and Dwight a finders fee equal to 1% of the total investment value realized from investors introduced by them that provide equity or debt capital to the Company. In the case of provision of equity or debt capital by investors introduced by brokers introduced by Messrs. Tusing and Dwight, the finders fee will be equal to 0.25% of the total investment value realized from such investors. The Company retains the right to negotiate the specific terms of any financing transaction arising out of any such introductions and is not obligated to accept any financing offered by any such investors or through any such brokers. Out-of-pocket expenses incurred by Messrs. Tusing and Dwight in connection with provision of their services under the Finders Agreement will be reimbursed by the Company up to $15,000, unless expenses in excess of this limit are approved in writing by the Company. The Finders Agreement was entered into prior to Messrs.
      Tusing's and Dwight's appointment as directors of the Company in October 2000 and was negotiated at arm's length. The Company intends that the Finders Agreement remain in place. Management believes that the compensation and other provisions of the Finders Agreement are fair, reasonable, customary, and favorable to the Company.

           On  August  11,  2000,  the  Company  entered  into   a
       Consulting Agreement with Richard F. Tusing and Daniel R. Dwight, pursuant to which Messrs. Tusing and Dwight will provide management, financial, strategic, and other consulting services to the Company in exchange for consulting fees payable in cash and shares of the Company's common stock. Out-of-pocket expenses incurred by Messrs. Tusing and Dwight in connection with provision of their services under the Finders Agreement will also be reimbursed by the Company. The Consulting Agreement was entered into prior to Messrs. Tusing's and Dwight's appointment as directors of the Company in October 2000 and was negotiated at arm's length. Management believes that the compensation and other provisions of the Consulting Agreement are fair, reasonable, customary, and favorable to the Company.

Item 2 - RATIFICATION OF SELECTION OF GRANT THORNTON LLP  AS
INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED  JUNE  30,
2000

           The Board of Directors has selected Grant Thornton LLP ("Grant Thornton") as the Company's independent accountants for the fiscal year ended June 30, 2000, and now seeks ratification from Stockholders of such appointment. Such ratification requires the affirmative vote of a majority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the Annual Meeting. In the event this appointment is not ratified by tockholders, such adverse vote will be considered as a
    directive  to  the  Board  of  Directors  to  select   other
    independent accountants for the fiscal year ended June 30, 2000.

         A representative of Grant Thornton is expected to be present and will be given an opportunity to make a statement at the Annual Meeting. Such representative is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION  OF  GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS
FOR THE FISCAL YEAR ENDED JUNE 30, 2000.

              Grant Thornton, certified public accountants, of Portland, Oregon, audited the Company's consolidated financial statements for the fiscal year ended June 30, 2000. The report of Grant Thornton on such financial statements, dated October 18, 2000 did not contain any adverse opinion or disclaimer of opinion, and with the exception of "going concern" qualification because of the Company's dependence upon outside sources of financing for continuation of operations, was not qualified or modified as to uncertainty, audit scope, or accounting principles.

             During the preceding two years, there have been no changes in or disagreements with accountants on accounting or financial disclosure matters. In order to work with accountants more conveniently situated to the Company, the relationship with the Company's principal auditor, Randy Simpson CPA, P.C., was discontinued as of September 6, 2000 and on that same day the Company engaged Grant Thornton as independent accountants, all as reported on Form 8-K filed by the Company with the Securities and Exchange Commission on September 15, 2000.

Item 3 - OTHER MATTERS

            The Board of Directors is unaware of any other matters to be presented for action at the Annual Meeting; however, if any other matter is properly presented at the Annual Meeting, the persons named in the enclosed Proxy intend to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS BY STOCKHOLDERS

           The deadline for Stockholders to submit proposals to be considered for inclusion in the Proxy Statement for the Year 2001 Annual Meeting of Stockholders is January 15, 2001. The Company has tentatively scheduled the Year 2001 Annual Meeting of Stockholders for May 25, 2001.

               BY ORDER OF THE BOARD OF DIRECTORS

               /s/ Jeffrey D. Wilson
               Chairman and Chief Executive Officer
               Lake Oswego, Oregon

                            PROXY
                          TSET, INC.
               Two Centerpointe Drive, Suite 580
                    Lake Oswego, OR 97035

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey D. Wilson, Charles
D. Strang, Richard F. Tusing, and Daniel R. Dwight as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of TSET, Inc., a Nevada corporation (the "Company") held of record by the undersigned on November 22, 2000, at the Annual Meeting of Stockholders to be held on Friday, December 15, 2000, and at any adjournment or postponement thereof.

Proposal No. 1 To elect the following directors to serve for a term of one year or until their successors are duly elected and qualified:

     (1) Jeffrey D.Wilson    (3) Richard F. Tusing
     (2) Charles D.Strang    (4) Daniel  R. Dwight

o    For  all nominees
o    Withhold all nominees
     Withhold authority to vote for any individual nominee.
     Write number(s) of nominee(s) _______

Proposal No. 2 Ratification of the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year
               June 30, 2000.

     o    For              o    Against          o    Abstain

Note The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposal No.'s 1, and 2.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Special Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Dated: ___________________________________________, 2000

Signature: _____________________________________________

Printed Name: __________________________________________

Please sign it exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.

Please mark, sign, date and promptly return the proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.